SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hooper Holmes, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 8, 2009

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

                                                                                                                                                       May 8, 2009

Dear Fellow Shareholder:

The date of our annual meeting of shareholders, May 19, is fast approaching, and it is very important that all Hooper Holmes shareholders vote their shares.

As you may know, an individual named Ronald Aprahamian is seeking the election of himself and an associate to our Board in opposition to Roy Lowrance and Dr. Leslie Hudson, the two outstanding members of our Board who are up for re-election.  Today I want to reiterate my support for Mr. Lowrance and Dr. Hudson, who have the unanimous support of our Board.  I urge you to vote for them by returning the enclosed white proxy card today.  You can also vote by phone or email by following the instructions on the enclosed white proxy card.

You deserve value for your investment in Hooper Holmes, and our Board and management team are focused on creating long-term value.  We have improved our Company’s performance and believe we are positioned well for future success.  These efforts should not be sidetracked now.   We believe that continuing to improve the Company’s performance in the short term is critical to delivering longer-term value.

Our Board has provided Hooper Holmes with strong leadership, experience and steady guidance.  Mr. Lowrance’s background as an IT executive and leader in prominent business consulting firms provides our Company with the combination of experience and knowledge in the finance and technology sectors that is critical as we navigate through a changing economy.  He is playing an active, hands-on role in helping to build two new systems that are important to our future success.  Dr. Hudson’s distinguished career in the pharmaceutical industry, and his experience as a CEO, bring tremendous insight and opportunity to our Company. Together, Mr. Lowrance and Dr. Hudson are important members of our Board.  That said, our Board remains eager to consider potential new candidates for the Board, and is working actively to identify and evaluate such candidates, including any recommended by our investors.

In his proxy material, Mr. Aprahamian criticizes the performance of Hooper Holmes over the last four years.  We are acutely aware that the Company’s performance and stock price have suffered over the past few years, which is why our Board and management are so focused on improving our operations, results and strategy.  However, in his proxy material, Mr. Aprahamian uses revenue figures that appear to be misleading.  In comparing our 2004 revenues to the revenues we reported in 2008 from our continuing operations, he completely fails to account for the sale of two of our businesses in 2007 and 2008.   As shown on page 22 of our 2008 annual report filed on Form 10-K, when adjusted to reflect these discontinued operations, the Company’s actual five-year revenue decline is significantly smaller (by approximately two-thirds) than that claimed by Mr. Aprahamian.

May 8, 2009

In addition to exaggerating the revenue declines, Mr. Aprahamian ignores the improvements we have made.  By reducing costs, increasing our margins and bolstering our sales resources, we have achieved significant improvements in our net operating results from continuing operations in each of the past two years.  We have brought in new leadership for our Portamedic and Underwriting Solutions units and we are implementing new strategic initiatives to improve our business short term and position us for even bigger opportunities longer term.  We have realigned our sales efforts to focus more intensively on the Broker, General Agents and Independent Marketing Organizations channel.  We launched a Managed Scheduling Center that has been rolled out in 60 of our branches, which we expect will allow us to complete exams faster.  We have invested in a new facility for Heritage Labs and in stronger sales resources.

Additionally, over the past several months we have worked intensively with our strategic advisors, Leerink Swann, to identify new opportunities and begin development of an exciting longer-term strategic plan.  Our strategic thinking is largely based on an already-proven concept.  Our Company is 110 years old this year, and for most of that time we have helped connect insurance companies with their applicants.  Our Health and Wellness business has proved that we can use those same assets to connect wellness companies with groups of employees.  Although we remain committed to maintaining and expanding our services to our life insurance customers, our considerable core competencies in delivering exam services nationwide, performing lab screenings and making the kits necessary to perform them, and assembling and integrating health and medical data should be attractive to a wide range of customers in new industries.

We are already seeing positive trends.  Our Health and Wellness unit won six new customers and increased revenues by 26% in the first quarter of 2009 compared to the first quarter of 2008 – after reporting revenues in 2008 that were 51% higher than in 2007.  Our Portamedic pricing is up by 4% year over year.  Our Heritage Labs business has three new, large insurance testing customers coming onboard.  We are proud of our progress and excited about our future.

Mr. Lowrance, Dr. Hudson and the rest of our Board have an important role to play in our efforts to re-tool and re-size into a more efficient company.  We believe we have a set of assets that no other company can match, and we plan to offset life insurance industry decline with profitable growth in new markets.  Mr. Lowrance and Dr. Hudson play important roles in those efforts.  That’s why I urge you to vote for Mr. Lowrance and Dr. Hudson today!

May 8, 2009

On behalf of Hooper Holmes’ Board of Directors, I thank you for your continued support.

Very truly yours,

/s/ Roy H. Bubbs
Roy H. Bubbs

President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.   WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY MR. APRAHAMIAN.  IF YOU HAVE DONE SO, YOU MAY REVOKE IT BY FOLLOWING THESE INSTRUCTIONS.

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Morrow & Co., LLC in the self-addressed, postage-paid envelope provided today.  You may also be able to vote by telephone or the Internet by following the instructions on the enclosed WHITE proxy card.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE voting instruction form in the self-addressed, postage-paid envelope provided.  Instructions must be provided to your broker no later than 11:59 p.m. (EDT) on May 18, 2009.  You may also be able to vote by telephone or the Internet by following the instructions on the enclosed WHITE voting instruction form.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

800-662-5200

Certain statements in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements.

This statement may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Shareholders.   Hooper Holmes has filed the definitive proxy statement with the Securities and Exchange Commission (SEC) on April 6, 2009.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  The definitive proxy statement and other documents relating to the 2009 Annual Meeting and Hooper Holmes can be obtained free of charge from the SEC’s website at http://www.sec.gov.  In addition, copies of the definitive proxy statement, proxy card, and other materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, by phone at 800.662.5200.

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

HOOPER HOLMES, INC.

HOOPER HOLMES, INC.
170 MT. AIRY ROAD
BASKING RIDGE, NJ 07920

M14692-TBD

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 31, 2009
Date: May 19, 2009 **Time:** 11:00 a.m. EDT
Location: Hooper Holmes, Inc.
170 Mt. Airy Road
Basking Ridge, NJ 07920

You are receiving this communication because you hold shares in the company named above.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before May 05, 2009.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the 12-Digit Control Number available and follow the instructions.

Vote By Telephone: To vote now by telephone, call *1-800-690-6903*. Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and follow the instructions.

Vote By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

M14693-TBD

Voting Items

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote "FOR" the following:	☐	☐	☐	______________________

1. Election of Directors

Nominees:

01) Dr. Leslie Hudson
02) Roy E. Lowrance

The Board of Directors recommends that you vote "FOR" the following proposal:

	For	Against	Abstain
2. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M14694-TBD

Non-voting items

	Yes	No
Please indicate if you plan to attend this meeting.	▢	▢

Change of Address/Comments
Please print new address or comments in the box below.

HOOPER HOLMES, INC.
170 MT. AIRY ROAD
BASKING RIDGE, NJ 07920

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Roy H. Bubbs (Pres. and CEO) and Michael J. Shea (SVP and CFO), or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hooper Holmes, Inc. standing in the name of the undersigned at the close of business on March 31st, 2009, at the Annual Meeting of Shareholders to be held at 11:00 a.m. EDT at the company's corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, NJ 07920, and any adjournment or postponement thereof.

M14695-TBD

Authorized Signatures - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. If a corporation or partnership, please sign as such by an authorized officer.

Signature 1 - (Please sign on line) | Signature 2 - (Joint Owners) | / / Date - (Please print date)